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                                                                    EXHIBIT 99.1

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
    INTRODUCTION TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma consolidated financial statements of Metallurg, Inc. ("Metallurg") adjust the historical financial statements of Metallurg to give pro forma effect of the sales by Metallurg, and its wholly owned subsidiary, Metallurg Holdings Corporation, of all of its interests in (a) Elektrowerk Weisweiler GmbH ("EWW"), a German corporation engaged in the manufacture of low carbon ferrochrome; and (b) Turk Maadin Sirketi A.S. ("TMS"), a Turkish corporation engaged in the mining of chrome ore.

         The unaudited pro forma consolidated statements of income have been prepared as if the transaction occurred on February 1, 2000, the first day of Metallurg's fiscal year ended December 31, 2000, which was a transition period. The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred on June 30, 2003 and includes the disposal proceeds. As the above transactions were between members of a common controlled group, as defined for accounting purposes, they are accounted for on the historical basis with no gain or loss being recorded. Earnings per share is not presented since Metallurg is a wholly owned subsidiary of Metallurg Holdings, Inc.

         The unaudited pro forma statements for the periods presented do not purport to represent what Metallurg's results of operations or financial position would actually have been had the transaction occurred on the dates noted above, or to project Metallurg's results of operations for any future periods. The pro forma adjustments are based upon available information. They are directly attributable to the transaction and are expected to have a continuing impact on the financial position and results of operations of Metallurg. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto of Metallurg included in the Annual Report filed on Form 10-K for the year ended December 31, 2002, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.


                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
            PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                        TWO QUARTERS ENDED JUNE 30, 2003
                                   (UNAUDITED)
                                 (In thousands)

                                                                              Pro Forma
                                                               Historical     Adjustments       Pro Forma
                                                               ----------     -----------       ---------
Total revenue..............................................      $180,305       $(13,364)(a)     $166,941
                                                                 --------       --------         --------

Operating costs and expenses:
   Cost of sales...........................................       161,869        (12,471)(b)      149,398
   Selling, general and administrative expenses............        18,791         (1,465)(c)       17,326
                                                                 --------       --------         --------
   Total operating costs and expenses .....................       180,660        (13,936)         166,724
                                                                 --------       --------         --------
   Operating (loss) income.................................          (355)           572              217

Other income (expense):
   Other income, net.......................................            80              -               80
   Interest expense, net...................................        (6,655)           (67)(c)       (6,722)
                                                                 --------       --------         --------
   Loss before income tax (benefit) provision and minority
     interest..............................................        (6,930)           505           (6,425)
Income tax (benefit) provision.............................           (27)           607 (c)          580
                                                                 --------       --------         --------
   Loss before minority interest ..........................        (6,903)          (102)          (7,005)
Minority interest .........................................           (48)             -              (48)
                                                                 --------       --------         --------
   Net loss ...............................................      $ (6,951)      $   (102)        $ (7,053)
                                                                 ========       ========         ========

-----------------------------------

(a) Reflects the following:

      Total revenue of EWW and TMS..............................................................................$(21,725)
      Adjustment of intergroup activity between the above companies and the companies retained by Metallurg.....   8,361
                                                                                                                --------
                                                                                                                $(13,364)
                                                                                                                ========
(b) Reflects the following:
      Total cost of sales of EWW and TMS........................................................................$(21,041)
      Adjustment of intergroup activity between the above companies and the companies retained by Metallurg.....   8,570
                                                                                                                --------
                                                                                                                $(12,471)
                                                                                                                ========

(c) Reflects the activity of EWW and TMS.